                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                      Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                           RAINBOW TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                           RAINBOW TECHNOLOGIES, INC.
                               50 TECHNOLOGY DRIVE
                            IRVINE, CALIFORNIA 92618


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 8, 2000


TO THE SHAREHOLDERS:


     NOTICE IS HEREBY GIVEN THAT the 2000 Annual Meeting of Shareholders of Rainbow Technologies, Inc. (the "Company"), will be held on June 8, 2000 at 2:00 PM, Pacific Daylight Time at the Company's Headquarters, 50 Technology Drive, Irvine, California 92618, 949-450-7300, (the "Annual Meeting") for the purposes described below.

     1. To elect five (5) persons to serve on the Company's Board of Directors who shall hold office until the next Annual Meeting of Shareholders or until their successors are duly elected and shall have qualified.

     2. To approve an amendment to the Company's Certificate of Incorporation to authorize the issuance of Preferred Stock and increase the number of authorized shares of capital stock to 60 million.

     3.   To approve the Company's 2000 Stock Option Plan.

     4. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company.

     5. To transact such other business as may properly come before the Annual Meeting.

     Only Shareholders of record at the close of business on April 24, 2000 are entitled to notice of and to vote at the Annual Meeting.

     You are cordially invited to attend the Annual Meeting. However, if you are not able to be present, please be sure that your shares are represented at the Annual Meeting by indicating your voting instructions, dating and signing the enclosed proxy card and returning it promptly in the enclosed, postage paid envelope.

                                  By Order of the Board of Directors



                                  Walter W. Straub
                                  Chairman



April 24, 2000

                           RAINBOW TECHNOLOGIES, INC.
                               50 TECHNOLOGY DRIVE
                            IRVINE, CALIFORNIA 92618


                                 PROXY STATEMENT


     This proxy statement is furnished in connection with the solicitation by the Board of Directors of Rainbow Technologies, Inc. (the "Company") of proxies, in the form enclosed, for use at the 2000 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at the time and place and for the purpose set forth in the attached Notice of Annual Meeting of Shareholders.

     Mailing of this proxy statement and the accompanying proxy card is to commence on May 1, 2000.


                               GENERAL INFORMATION


RECORD DATE AND SHARES OUTSTANDING


         Shareholders of record at the close of business on April 24, 2000 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. At the Record Date, the Company had issued and outstanding 12,394,112 shares of Common Stock.


REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company before the Annual Meeting, or
(iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).


VOTING

     Each share of Common Stock outstanding on the Record Date is entitled to one vote. No shareholder will be entitled to cumulative votes. The five (5) nominees for election as Directors at the Annual Meeting who receive the highest number of affirmative votes will be elected. Proposal 2 requires the affirmative vote of the holders of a majority of the outstanding common stock. The other proposal submitted for shareholder approval at the Annual Meeting will require the affirmative vote of a majority of shares of the Company's Common Stock present or represented and entitled to vote at the meeting.

SOLICITATION OF PROXIES

     The cost of solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares of Common Stock for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.


SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     Proposals of shareholders of the Company intended to be presented by such shareholder at the Company's 2000 Annual Meeting must be received by the Company no later than February 16, 2001 in order that they may be included in the proxy statement related to that meeting.


                        PROPOSAL 1: ELECTION OF DIRECTORS


NOMINEES

     Five (5) directors are to be elected to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. Unless otherwise directed, the proxy holders will vote the proxies received by them for the five (5) nominees named below. Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board to fill any such vacancy.

     The names of the nominees and certain information about them are set forth below.


    NAME OF NOMINEE                       AGE     POSITION
    ---------------                       ---     --------

    Walter W. Straub                      56      Chairman, President,
                                                    Chief Executive Officer

    Richard P. Abraham                    70      Director

    Frederick M. Haney                    59      Director

    Marvin Hoffman                        65      Director

    Alan K. Jennings                      70      Director

     All of the nominees of management are members of the Board of Directors at the present time and have served continuously since the dates of their election as described below.

     Walter W. Straub, a co-founder of the Company, has been a director of the Company since its inception in 1982, and President and Chief Executive Officer of the Company since 1983. Since 1989, Mr. Straub has served as director of CAM Data Systems, a manufacturer of computerized inventory control systems. Mr. Straub received a BSEE and an MBA in Finance from Drexel University. In May 1993, Mr. Straub was elected to the Board of Trustees of Drexel University.

     Richard P. Abraham has been a director of the Company since 1988. He is currently the President of Pacific Associates, a sole proprietorship engaged in business consulting. Mr. Abraham is a member of the Board of Directors of Quantum Manufacturing Technologies, (QMT) of Albuquerque, New Mexico. Since 1987, Mr. Abraham has been a General Partner of Weeden Capital Management and has also been a consultant to Weeden & Co. Mr. Abraham received a BS and MS from Stanford University.

     Dr. Frederick M. Haney has been a director of Rainbow since January, 1996. He is President of Venture Management, Palos Verdes Estates, California. From 1984 to 1991 he was founder and manager of 3i Ventures, California, a high technology venture capital fund. Dr. Haney has extensive experience in strategic planning, operations and finance in the information and computer industry. Dr. Haney holds a Ph.D. in Computer Science from Carnegie-Mellon University.

     Marvin Hoffman has been a director of the Company since 1990. From 1976 to 1998, he was the Chief Executive Officer and Chairman of the Board of XXCAL, Inc., a corporation engaged in the business of providing high technology computer and computer-related temporary personnel. Mr. Hoffman is currently CEO of NTS/XXCAL IT Staffing and Managed Service Organization. In October of 1998, XXCAL merged with National Technical Systems to form NTS/XXCAL IT Solutions Group. He is also currently, and has been since 1988 and 1987, respectively, the President of the Los Angeles City College Foundation and a director of RIMTECH, a not-for-profit organization encouraging trade and joint ventures between United States and Japanese businesses. Mr. Hoffman received a BA in Mathematics from California State University Northridge.

     Dr. Alan K. Jennings, a co-founder of the Company, has been a director of the Company since its inception in 1982. From 1982 to 1992 he served as an officer of the Company in various capacities. Since 1980, Dr. Jennings has been the President of Dartex, Inc., a California corporation which provides technical and management services. He received a BSEE from Stanford University, an MS in Mathematics from Oklahoma State University and a Ph.D. in Mathematics from Kansas University.


CORPORATE OFFICERS

     The names of the Company's corporate officers who are not nominated for election as members of the Board of Directors, and certain information about them is set forth below.

    Name                           Age     Position
    ----                           ---     --------

    Aviram Margalith               50      Chief Operating Officer

    Patrick E. Fevery              44      Vice President Finance and Chief
                                             Financial Officer

    Norman L. Denton, III          54      Executive Vice President, Sentinel
                                             Business Unit

    Paul A. Bock                   52      Senior Vice President Business
                                             Development

    Richard L. Burris              55      Vice President Manufacturing

    Laurie W. Casey                43      Vice President Strategic Marketing

    James Kopycki                  58      President Mykotronx

    Cheryl Baffa                   47      Vice President Human Resources


     Dr. Aviram Margalith has been Chief Operating Officer of Rainbow since September 1998. From 1997 to 1998, Dr. Margalith was Senior Vice President of Rainbow and President of Mykotronx, a wholly owned subsidiary of Rainbow. Prior to this appointment, Dr. Margalith was Vice President and General Manager of Group Technologies Corporation of Tampa, Florida. Dr. Margalith holds a Ph.D., MSEE and BSEE from Case Western Reserve, Cleveland, Ohio.

     Patrick E. Fevery has been Vice President of Finance and Chief Financial Officer of the Company since January 1992. From 1990 to 1992, Mr. Fevery was Controller of the Company. From 1988 to 1990, Mr. Fevery was the Company's Manager of Finance and Administration. Mr. Fevery received a Bachelor's Degree in Business Administration from European University in Belgium and a Masters Degree in Business Administration from Claremont Graduate School in Claremont, California.

     Norman L. Denton, III has been Executive Vice President of Sentinel Business Unit since January 1999. From 1995 to January, 1999, Mr. Denton served as Senior Vice President of Sales and Marketing. From 1992 to 1995, Mr. Denton was Vice President of Sales and Marketing. From 1990 to 1992, Mr. Denton held positions of Director of Sales and Marketing North America and Director of National Accounts Marketing at Rainbow. Mr. Denton attended University of California at Berkeley and San Francisco State University.

     Paul A. Bock has been Senior Vice President Business Development since December 1995, and has served as Vice President of Business Development since 1992. From 1988 to 1992, Mr. Bock held the positions of Director of Business Development for the Company and Manager of National Sales and Major Accounts for the Company. Mr. Bock received his BS degree in Political Science from California State University Northridge.

     Richard L. Burris has been Vice President of Manufacturing since 1992. From 1988 to 1992, Mr. Burris held the positions of the Company's Manufacturing Manager and Director of Manufacturing. Mr. Burris received an AA from Fullerton College.

     Laurie W. Casey has been Vice President Strategic Marketing since December 1995. Ms. Casey joined Rainbow as Manager of Product Management and Planning in 1992. From 1990 to

1992, she was a Product Manager for Printronix Corporation. Ms. Casey received her BA in Spanish from the University of California at Santa Barbara, and obtained her Master's degree in International Management from the American Graduate School of International Management.

     James J. Kopycki was appointed President of Mykotronx and Senior Vice President, Rainbow in January 1999. Prior to this appointment, Mr. Kopycki was President and COO of Vanguard Integrity Professionals in Orange, California. Mr. Kopycki received his BS degree in Industrial Management from University of Illinois. Mr. Kopycki also graduated from the UCLA Executive Management Program.

     Cheryl G. Baffa was promoted to Vice President of Human Resources in January, 2000. Ms. Baffa joined Rainbow as Director of Human Resources in May, 1997 and has in excess of 15 years of human resource experience in high-tech companies. Ms. Baffa received her BA in Business Management from the University of Redlands and her MA in Organizational Leadership from Chapman University.

     Except as stated, there are no arrangements or understandings by or between any director or executive officer and any other person(s), pursuant to which he or she was or is to be selected as a director or corporate officer, respectively.

     There is no family relationship by or between any director or corporate officer of the Company.


BOARD MEETINGS AND COMMITTEES

     The Board of Directors held four (4) meetings during the Company's fiscal year ended December 31, 1999. Each director attended all meetings of the Board of Directors.

     The Board of Directors of the Company has standing Audit, Compensation and Stock Option Committees. The Board of Directors has no Nominating Committee, nor any committee performing the functions of a Nominating Committee.

     The members of the Audit Committee are Mr. Jennings and Mr. Hoffman. The Audit Committee held two meetings during fiscal 1999. The purpose of the Audit Committee is to review with the management of the Company and with the Company's independent auditors such matters as internal accounting controls and procedures, the plan and results of the annual audit and the recommendations of the independent auditors with respect to their audit activities.

     The members of the Compensation Committee are Mr. Abraham and Mr. Hoffman. The Compensation Committee held two meetings during fiscal 1999. The Compensation Committee is primarily responsible for establishing compensation for the executive officers of the Company. Its activities are described in more detail under "Report of the Compensation Committee on Executive Compensation" below.

     The Stock Option Committee is primarily responsible for establishing the number of options granted to employees of the Company under the 1990 Restated Stock Option Plan. The Stock Option Committee held four (4) meetings during fiscal 1999. The members of the Stock Option Committee are Mr. Abraham and Mr. Hoffman.

     Each member of each particular Committee attended all of the meetings of each such Committee.


                      REPORT OF THE COMPENSATION COMMITTEE

     The Company's executive compensation program is administered by the Compensation and Stock Option Committees of the Board of Directors.

     The Compensation Committee and the Stock Option Committee are each comprised entirely of non-employee, independent members of the Board of Directors. The Compensation Committee establishes the general compensation policies of the Company and the compensation paid to the Chief Executive Officer and other executive officers. The Stock Option Committee administers the 1990 Restated Incentive Stock Option Plan, including review and approval of stock option grants to all employees, including the Chief Executive Officer and other executive officers.


GENERAL COMPENSATION PHILOSOPHY

     The Company's compensation philosophy is that cash compensation should be related to the performance of the Company and any long term incentive should be closely aligned with the interests of shareholders. This philosophy is designed to attract, retain and motivate the high caliber of executives required for the success of the business.

     In determining executive compensation, the Compensation Committee compares the compensation paid at companies in the computer hardware and software industries, and places particular emphasis upon financial performance comparisons including sales growth, net income growth, net income per share growth, increase in cash flow and growth in shareholder value. The Committee then structures cash compensation for the executive officers named in the Summary Compensation Table to consist of (i) a base salary determined upon a review of the Company's performance in the prior year, and (ii) bonus compensation that is directly related to the Company's sales, quality and net income performance in the current year.

     In particular, the bonus compensation paid to executives is established by the Compensation Committee each year following a review of the Company's performance for the prior year. The bonus compensation is based directly on the Company's current year operating performance goals, and is generally established to equal 30% to 60% of the executive's total cash compensation for the year.

     Long-term incentive compensation is realized through the granting of stock options to key employees including the Chief Executive Officer and other executive officers. The number of shares of Common Stock subject to a stock option grant is based upon the employee's current and anticipated future performance and ability to achieve strategic goals and objectives. Grants are made annually and generally become exercisable during a 40 month vesting period, thus providing an incentive to remain in the Company's employ. Stock options have value for the employee only if the price of the Company's stock increases above the fair market value on the grant date and the employee remains in the Company's employ for the period required for the stock option to be exercisable.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Compensation for the Chief Executive Officer was set according to the established compensation philosophy described above.

     The Compensation Committee reviewed competitive base compensation information reflecting the most recent compensation data and the Company's performance in 1998 and goals for 1999. The bonus portion of the Chief Executive Officer's compensation represents approximately 62% of the Chief Executive Officer's total cash compensation. This reflects the Company's commitment to its stated compensation philosophy. The Chief Executive Officer received a grant of stock options based upon an evaluation of the Company's performance in 1998.


CONCLUSION

     The committee believes that these policies and programs are competitive and effectively align executive compensation with the Company's goal of maximizing the return to shareholders.

                                 COMPENSATION COMMITTEE:


                                 Richard P. Abraham
                                 Marvin Hoffman

                             EXECUTIVE COMPENSATION

     The following tables set forth the annual compensation for the Chief Executive Officer and the four other most highly compensated executive officers of Rainbow Technologies, Inc.


                           SUMMARY COMPENSATION TABLE

                                                               Long-term
                                                              Compensation
                                      Annual Compensation        Awards             All Other
                                    ------------------------------------------------------------------
           Name              Year    Salary($)     Bonus($)   Options #         Compensation(1)($)
------------------------------------------------------------------------------------------------------
Walter W. Straub             1999       200,000     183,150     50,000                  8,600
                             1998       195,600     317,500     22,100                 13,600
                             1997       182,000     218,400     33,000                  4,750

Aviram Margalith             1999       201,867     115,600     45,000                  5,000
                             1998       204,270      58,000     20,100                  5,000
                             1997       190,590      62,000     82,500                  4,750

Patrick E. Fevery            1999       140,000      89,100     30,000                  5,000
                             1998       132,000     145,250     16,600                 10,000
                             1997       125,000      80,000     22,500                  4,750

Norman L. Denton III         1999       175,000     106,500     35,000                 19,692
                             1998       219,632      32,800     17,600                 10,000
                             1997       216,146     160,200     22,500                  4,750

Paul A. Bock                 1999       130,500      99,450     25,000                  7,400
                             1998       125,000     104,000     16,600                  7,400
                             1997       105,000      96,200     22,500                  7,150


(1)   Company contribution under the Company's 401(K) Plan.

                        OPTION GRANTS IN LAST FISCAL YEAR


                                          Individual Grants
                         ------------------------------------------------------
                            Number of    % of Total                                Potential Realizable at
                           Securities       Options                                Assumed Annual Rates of
                           Underlying    Granted to     Exercise                   Stock Price Appreciation
                              Options     Employees        Price    Expiration      for 10-Year Option Term
Name                       Granted(1)       in 1999    ($/Share)       Date         5%                 10%
------------------------------------------------------------------------------------------------------------
Walter W. Straub               50,000          5.13        12.25    09/01/2009      385,198          976,167

Aviram Margalith               45,000          4.62        12.25    09/01/2009      346,678          878,550

Patrick E. Fevery              30,000          3.08        12.25    09/01/2009      231,119          585,701

Norman L. Denton III           35,000          3.59        12.25    09/01/2009      269,638          683,317

Paul Bock                      25,000          2.57        12.25    09/01/2009      195,599          488,083


(1) No Option may be exercised prior to one year from date of grant, at which time 30% of the grant is vested with 2.5% per month vesting thereafter.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES


                                                                                                 VALUE OF UNEXERCISED
                                                                                             IN-THE-MONEY OPTIONS AT YEAR
                                                       NUMBER OF UNEXERCISED OPTIONS           END 1999 (MARKET PRICE AT
                            SHARES                           AT YEAR END 1999                   12/31/99 AT $23.25/SH)
                      ACQUIRED ON           VALUE   ----------------------------------    ----------------------------------
NAME                   EXERCISE(#)    REALIZED($)   EXERCISABLE(#)    UNEXERCISABLE(#)    EXERCISABLE($)    UNEXERCISABLE($)
----                  ------------    -----------   --------------    ----------------    --------------    ----------------
Walter W. Straub                 0              0      270,298            82,296            3,755,416           935,535

Aviram Margalith            10,000        102,708       36,386            87,716              435,183         1,025,239

Patrick E. Fevery                0              0       91,999            52,941            1,146,856           601,121

Norman Denton, III               0              0      150,180            58,604            1,992,127           667,242

Paul A. Bock                     0              0       87,085            47,941            1,103,871           546,121


                             DIRECTORS' COMPENSATION

     For the year ended December 31, 1999, the Company had an Outside Directors' Plan to compensate those directors of the Company who were not also employees of the Company, for serving as directors. The Outside Directors' Plan provides for outside directors to receive the sum of $2,500 per Board meeting. For the year ended December 31, 1999 Richard P. Abraham, Marvin Hoffman, Frederick Haney and Alan Jennings, outside directors of the Company, each received $10,000.

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

     The following graph shows a comparison of five-year cumulative return among Rainbow Technologies, the NASDAQ Index, and the NASDAQ Computer and Data Processing Index.

                                        DEC-94    DEC-95    DEC-96     DEC-97     DEC-98     DEC-99
Rainbow                                     100   154.464   133.036    207.143    201.563    249.107
NASDAQ Index                            244.532   345.609   425.222    521.032    734.202   1326.416
NASDAQ Computer & Dataprocessing Index  494.138   752.486   928.752   1140.964   2036.971   4305.299

GRAPH DATA
                                        DEC-94    DEC-95    DEC-96     DEC-97     DEC-98     DEC-99
Rainbow                                      100      154       133        207        202        249
NASDAQ Index                                 100      141       174        213        300        542
NASDAQ Computer & Dataprocessing Index       100      152       188        231        412        871


     The graph assumes $100 was invested on December 31, 1994.

                            EMPLOYMENT AGREEMENTS AND
                          CHANGE OF CONTROL AGREEMENTS

     In January 2000, the Company entered into employment agreements and change of control agreements with Walter W. Straub, President and Chief Executive Officer of the Company, Norman L. Denton III, Executive Vice President, Paul A. Bock, Senior Vice President, Patrick Fevery, Vice President and Chief Financial Officer, Aviram Margalith, Chief Operating Officer, Laurie Casey, Vice President Strategic Marketing and Richard Burris, Vice President Manufacturing. The terms of the employment agreements provide for a term of one year and base salary and bonus compensation are determined by the Board of Directors. In the event of a change of control, the agreements provide for severance payments equal to one and one-half times salary and bonus paid in the prior year for Mr. Denton, Mr. Bock, Mr. Fevery, Mr. Margalith, Ms. Casey and Mr. Burris, and three times the salary and bonus paid in the prior year for Mr. Straub.


                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of April 24, 2000 with respect to share ownership of the Company's Common Stock by (i) each person who owns beneficially more than 5% of the outstanding shares of Common Stock of the Company, (ii) each director of the Company and (iii) executive officers listed in the Summary Compensation Table (iv) all officers and directors of the Company as a group without naming them.


                             AMOUNT AND NATURE
NAME AND ADDRESS OF            OF BENEFICIAL             PERCENTAGE
BENEFICIAL OWNERS(1)            OWNERSHIP(2)              OF CLASS
--------------------         -----------------           ----------
Alan K. Jennings                   956,983                  7.22%
Walter W. Straub                   715,330                  5.40%
Richard P. Abraham                  65,587                     *
Marvin Hoffman                      50,587                     *
Frederick Haney                     18,837                     *
Aviram Margalith                    28,937                     *
Patrick Fevery                      84,842                     *
Norman L. Denton III               155,641                  1.17%
Paul A. Bock                        54,929                     *
All officers and directors
   as a group (23 persons)       2,243,000                 16.92%


     (1) c/o Rainbow Technologies, Inc., 50 Technology Drive, Irvine, California, 92618.

     (2) For purposes of this table, "beneficial ownership" of any security as of a given date includes the right to acquire such security within 60 days of April 24, 2000. The total amount of these shares with respect to which all of the above have rights to acquire beneficial ownership in sixty (60) days are as follows: Alan K. Jennings 64,837, Walter W. Straub 281,532, Richard Abraham 64,087, Marvin Hoffman 34,087, Frederick Haney 18,837, Norman L. Denton 153,219, Patrick E. Fevery 84,842, Aviram Margalith 28,937, Paul Bock 54,929 other officers as a group 93,679. To the knowledge of the Company, each person named in the table has the sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such person or entity.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     At various times during 1999, the following individuals (none of whom was or had been an officer or employee of the Company or any of its subsidiaries) served on the Company's Compensation Committee: Richard P. Abraham and Marvin Hoffman. There were no interlocks with other companies within the meaning of the SEC's Proxy rules during 1999.


                 CERTAIN RELATIONSHIPS AND CERTAIN TRANSACTIONS

     During 1999, the Company paid $45,570 to NT/XXCAL, Inc. a corporation engaged in providing high technology temporary computer and computer-related personnel. Marvin Hoffman is the Chief Executive Officer and Chairman of the Board of NT/XXCAL, Inc.

     During 1999, the Company paid $18,323 to Fred Haney, a director of the Company, for providing the Company with consulting services.


401(k) PROFIT SHARING PLAN AND TRUST

     In January 1990, the Board of Directors adopted and approved a 401(k) Profit Sharing Plan and Trust effective January 1, 1990. Under the 401(k) program, the Company is obligated to match each employee's contribution 50% per dollar of salary contribution with a company matching maximum contribution of 6% of salary deferral. The Company has the option to contribute an additional discretionary amount based upon current or accumulated net profits. No such discretionary contributions were made in 1999. Company contributions vest at the date of the employee's commencement of service.


 PROPOSAL 2: APPROVAL TO AUTHORIZE THE ISSUANCE OF PREFERRED STOCK AND INCREASE
       THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK TO SIXTY MILLION

     The Board of Directors proposes an amendment to the Certificate of Incorporation (the "Charter Amendment") to increase the number of authorized shares of capital stock from 20 million to 60 million. The Board of Directors has determined it is advisable and in the best interests of the stockholders of the Company to increase the number of authorized shares of Common Stock and to authorize the issuance of Preferred Stock to accommodate future corporate transactions.

     The Company's Certificate of Incorporation currently authorizes the issuance of a total of 20 million shares of Common Stock, par value $.001 per share (the "Common Stock".) The Charter Amendment will increase the total number of authorized shares to 60 million, of which 55 million will be Common Stock and 5 million of which will be Preferred Stock. The Charter Amendment will modify the first paragraph of Article Fourth of the Certificate of Incorporation and add a new Paragraph Eighth to the Certificate of Incorporation as follows:

         FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 60 million, of which 55 million shares shall be Common Stock, $0.001 par value, and 5 million shall be Preferred Stock, $0.001 par value, which shall be subject to the provisions of Article Eighth.

         EIGHTH: The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of Article FOURTH, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

RECOMMENDATION

The Board of Directors unanimously recommends that the Company's stockholders vote "FOR" approval of the amendment to authorize the issuance of Preferred Stock and increase the number of authorized shares of capital stock to 60 million. The adoption of the amendment will require the affirmative vote of the holders of a majority of the currently outstanding common stock. Adoption of the proposed amendment would not affect the rights of holders of currently outstanding common stock.


                 PROPOSAL 3: APPROVAL OF 2000 STOCK OPTION PLAN

     Rainbow shareholders are being asked to approve Rainbow's 2000 Stock Option Plan (the "Option Plan") for 750,000 shares of the Company's common stock. As of April 24, 2000, options covering an aggregate of 2,764,766 shares of Rainbow's Common Stock were outstanding under the Company's 1990 Restated Incentive Stock Option Plan, and 79,581 shares remain available for future grant under the Company's 1990 Restated Incentive Stock Option Plan. The Board proposes the Option Plan to ensure that Rainbow continue to grant stock options to employees at levels determined appropriate by the Board and the Compensation and Option Committee of the Board


DESCRIPTION OF THE OPTION PLAN

     The essential features of the Option Plan are outlined below.

GENERAL

     The Option Plan provides for the grant of incentive stock options and nonstatutory stock options. Incentive stock options granted under the Option Plan are intended to qualify as "incentive stock options" within the meaning of
Section 422 of the Internal Revenue Code (the "Code"). See "Tax Information" for a discussion of the tax treatment of incentive and non-qualified stock options.


PURPOSE

     The Option Plan promotes the interests of the Company by providing key employees incentives to exert special efforts for the success of Rainbow. The Plan assists in retaining the services of our top performing employees and to attract new personnel to our Company. The demand for technology industry professionals is strong and extremely competitive. A stock option plan is an essential element of the Company's compensation program.


ADMINISTRATION

     The Option Plan provides that it will be administered by the Board and authorized the Board to delegate such administration to a committee of not fewer than two members of the Board each of whom shall be disinterested within the meaning of Rule 16b-3 under the Exchange Act of 1934. As used herein with respect to the Option Plan the "Board" refers to the Compensation and Option Committee as well as the Board of Directors itself. The Board has the power to construe and interpret the Option Plan and, subject to the provisions of the Option Plan, to determine the persons to and the dates on which options will be granted, the number of shares to be subject to each option, the exercise price, the type of consideration and other terms of the option. The Board has delegated such administration to the Compensation and Option Committee.


ELIGIBILITY

     Options may be granted under this Plan to any key employee of the Company or any subsidiary thereof, including any such employee who is also an officer or director of the Company or any subsidiary thereof. Nonstatutory stock options may also be granted to individuals or entities who are not "employees," but who provide services to the Company or any subsidiary, including services provided in the capacity of a consultant or advisor. To the extent that the aggregate fair market value of common stock with respect to which incentive stock options are exercisable for the first time by any individual during any calendar year exceeds $100,000, such options shall be treated as nonstatutory stock options.


STOCK SUBJECT TO THE OPTION PLAN

     If options granted under the Option Plan expire or otherwise terminate without being exercised, the Common Stock not purchased pursuant to such options again becomes available for issuance under the Option Plan. The number of shares authorized for issuance under the Option Plan is 750,000 shares.

FEDERAL AND CALIFORNIA INCOME TAX INFORMATION

     Incentive stock options under the Option Plan are intended to be eligible for the favorable federal and California income tax treatment accorded "incentive stock options" under the Code.

     There generally are no federal and California income tax consequences to the optionee or Rainbow by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

     If an optionee holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be long-term capital gain or loss. Generally if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualification disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price or
(ii) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain or any loss upon the disqualifying disposition, will be a capital gain or loss which will be long-term or short-term, depending on whether the stock was held for more than one year.

     To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, Rainbow will generally be entitled to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs. Pursuant to Section 162(m) of the Code. Rainbow's business expense deduction will be limited to $1 million for certain executive employees if such an employee's recognition of ordinary income on such disqualifying disposition, combined with all other compensation paid to the employee during the year of the disqualifying disposition, exceeds $1 million.

RECOMMENDATION

     The Board of Directors unanimously recommends that the Company's stockholders vote "FOR" approval of the 2000 Stock Option Plan.

          PROPOSAL 4: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     It is proposed that the shareholders approve the selection of Ernst & Young LLP as independent auditors for the Company for the 2000 fiscal year. Ernst & Young LLP have been the independent auditors for the Company since 1987 and their reappointment has been recommended by the Board of Directors.

     Representatives of Ernst & Young LLP are expected to be available at the Annual Meeting to respond to appropriate questions and will be given the opportunity to make a statement if they so desire. This proposal requires the approval of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting. In the event such approval is not obtained, selection of independent auditors will be reconsidered by the Board of Directors.

RECOMMENDATION

     The Board of Directors unanimously recommends that the Company's stockholders vote "FOR" confirmation of Ernst & Young LLP as independent auditors for the 2000 fiscal year.


                        RIGHTS OF DISSENTING SHAREHOLDERS

     There are no rights of appraisal or similar rights of dissenters with respect to any matter proposed to be acted upon at the 2000 Annual Meeting of Shareholders.


                                  OTHER MATTERS

     The Company knows of no matters, other than those described herein, which are to be brought before the Annual Meeting. However, if any other proper matters are brought before the Annual Meeting, the persons named in the enclosed proxy will vote in accordance with their judgment on such matters.


                              FINANCIAL STATEMENTS

     Financial Statements of the Company are contained in the 1999 Annual Report to Shareholders.

     THE COMPANY FILES AN ANNUAL REPORT WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K. SHAREHOLDERS MAY OBTAIN A COPY OF THIS REPORT WITHOUT COST BY WRITTEN REQUEST TO THE COMPANY'S SHAREHOLDER RELATIONS DEPARTMENT.

                        NOTICE TO BANKS, BROKERS/DEALERS
                     AND VOTING TRUSTEES AND THEIR NOMINEES

     Please advise the Company, at 50 Technology Drive, Irvine, California, 92618, Attention: Secretary, whether other persons are the beneficial owners of the shares for which proxies are being solicited and, if so, the number of copies of the proxy statement, other soliciting material and Annual Report you wish to receive in order to supply copies to the beneficial owners of shares of Common Stock of the Company.



                                            BY ORDER OF THE BOARD OF DIRECTORS:



                                            Walter W. Straub
                                            Chairman

Irvine, California
April 24, 2000

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                           RAINBOW TECHNOLOGIES, INC.

                                  JUNE 8, 2000


             \/ Please Detach and Mail in the Envelope Provided \/
--------------------------------------------------------------------------------

A  [X] Please mark your
       votes as in this
       example.

                                FOR all nominees                WITHHOLD
                             listed at right (except           AUTHORITY
                                as marked to the           to vote for each
                                 contrary below)        nominee listed at right

1. ELECTION OF DIRECTORS.             [ ]                          [ ]

(INSTRUCTION:) To withhold          NOMINEES:
authority to vote for any                    Walter W. Straub
individual nominee, strike a                 Alan K. Jennings
line through or otherwise                    Richard P. Abraham
strike the nominee's name in                 Marvin Hoffman
the list at right.                           Frederick M. Haney

                                             FOR      AGAINST     ABSTAIN
2. PROPOSAL TO AUTHORIZE THE
   ISSUANCE OF PREFERRED STOCK AND           [ ]        [ ]         [ ]
   INCREASE THE NUMBER OF
   AUTHORIZED SHARES OF CAPITAL
   STOCK TO 60 MILLION.

3. PROPOSAL TO APPROVE THE                   [ ]        [ ]         [ ]
   COMPANY'S 2000 STOCK OPTION
   PLAN.

4. PROPOSAL TO APPROVE THE                   [ ]        [ ]         [ ]
   APPOINTMENT OF ERNST & YOUNG
   LLP AS INDEPENDENT AUDITORS
   OF THE COMPANY.

If there are amendments or variations to the matters proposed at the meeting or at any adjournment or adjournments thereof, or if any other business properly comes before the meeting, this proxy confers discretionary authority on the proxy nominees named herein to vote on such amendments, variations or other business.

No. of Shares: ____________________

NOTE: IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ON PROPOSALS 1, 2, 3 AND 4.

Name: _____________________________________  ___________________________________
                                                          SIGNATURE

______________________________________  Date: ____________________________, 2000
       SIGNATURE IF HELD JOINTLY

NOTE: Please sign exactly as name appears herein. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.